W. R. Grace & Co. Valuation Considerations November 10, 2014

© 2014 W. R. Grace & Co. Disclaimer Statement Regarding Safe Harbor For Forward-Looking Statements This presentation contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward- looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials and energy; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; costs of compliance with environmental regulation; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as the date thereof. Grace undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement. Non-GAAP Financial Terms These slides contain certain “non-GAAP financial terms” which are defined in the Appendix. Reconciliations of non-GAAP terms to the closest GAAP term (i.e., net income) are provided in the Appendix.

© 2014 W. R. Grace & Co. Grace has a significant NOL and high free cash flow NOLs largely result from asbestos settlements during bankruptcy Net operating losses:  NOL generated at emergence ~$670 million  NOL generated with PI DPO settlement $632 million  Additional deduction when warrant settled(1) $490 million ~$1.8 billion NOL, warrant deduction and other tax attributes available to offset U.S. Federal taxable income from 2014 through a portion of 2021.  Present value of Grace tax attributes through 2021 is greater than $700 million  Discount rate of 5.275% reflecting high confidence in using tax attributes  Present value of over $9 / share (1) Warrant settlement by February 3rd, 2015

© 2014 W. R. Grace & Co. Grace has a significant NOL and high free cash flow  Annual Adjusted Free Cash Flow goal of over $400 million  Cash generation of over $2 billion over the next five years High free cash flow reflects:  High EBITDA margin  Tight working capital management  Disciplined capital investment  Low cash tax rate to 2021 due to U.S. NOL Expect to return over $2 billion to shareholders over the next five years  Initial $500 million share repurchase to be completed before February 2015  $490 million warrant settlement to be completed by February 3rd, 2015 Adjusted Free Cash Flow yield of 6% as of October 31st, 2014 397 246 278 421 430 >430 $0 $100 $200 $300 $400 $500 2009 2010 2011 2012 2013 2014O Adjusted Free Cash Flow ($MM) Note: 2014 Outlook as of October 22, 2014

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© 2014 W. R. Grace & Co. Appendix I: Definitions of Non-GAAP Measures

© 2014 W. R. Grace & Co. Appendix II: Reconciliation of Adjusted EBITDA to Net Income * Due to its bankruptcy, Grace had significant intercompany loans between its non-U.S. subsidiaries and its U.S. debtor subsidiaries that are not related to its operating activities. In addition Grace had accumulated significant cash balances during its bankruptcy. The intercompany loans were paid when Grace emerged from bankruptcy, and excess cash balances were used to fund a significant portion of Grace’s emergence from bankruptcy. Accordingly, income and expense items related to the intercompany loans and the cash balances are categorized as costs related to Chapter 11.